Exhibit 99.1

TRACON Pharmaceuticals Announces License of Product Development Platform for $3.0 Million Upfront Payment

San Diego, CA – November 20, 2023 – TRACON Pharmaceuticals, Inc. (Nasdaq: TCON), a clinical stage biopharmaceutical company utilizing a cost-efficient, CRO-independent product development platform (PDP) to advance its pipeline of novel targeted cancer therapeutics and to partner with other life science companies, today announced it has licensed its proprietary PDP of CRO-independent clinical research to a clinical stage biotech company for a $3.0 million upfront payment.

“We are excited to announce the first license of our PDP to a company that recognizes the value of internalizing its clinical operations to reap the benefits of CRO-independent clinical trial implementation that we enjoy at TRACON,” said Charles Theuer, M.D., Ph.D., TRACON’s Chief Executive Officer. “We are now in a position to widely license our PDP to allow clinical stage biotechnology and pharmaceutical companies to transform their clinical operations with the expectation of potentially dramatic cost reductions and shorter clinical trial timelines.”

Under the terms of the Agreement, TRACON granted a non-exclusive and non-transferable license of its PDP to the clinical stage biotech company for the design, conduct and administration of clinical trials and related research and development activities, including activities relating to regulatory filings, submissions and approvals. A licensee can integrate TRACON’s configuration documentation with a widely-used software package, enabling validation and qualification of the software package, in conjunction with TRACON’s standard operation procedure documents, policies, work instructions, and clinical operation templates.

About TRACON

TRACON is a clinical-stage biopharmaceutical company utilizing a cost-efficient, CRO-independent, product development platform to advance its pipeline of novel targeted cancer therapeutics and to partner with other life science companies. The Company’s clinical-stage pipeline includes: Envafolimab, a PD-L1 single-domain antibody given by rapid subcutaneous injection that is being studied in the pivotal ENVASARC trial for sarcoma; YH001, a potential best-in-class CTLA-4 antibody in Phase 1 development; and TRC102, a Phase 2 small molecule drug candidate for the treatment of lung cancer. TRACON is actively seeking additional corporate partnerships through a profit-share or revenue-share partnership, or through franchising TRACON’s product development platform. TRACON believes it can serve as a solution for companies without clinical and commercial capabilities in the United States or who wish to become CRO-independent. To learn more about TRACON, its product pipeline and its CRO-independent, product development platform, visit TRACON’s website at www.traconpharma.com.

4350 La Jolla Village Drive • Suite 800 • San Diego, California 92122 • P: 858.550.0780 • F: 858.550.0786

URL: www.traconpharma.com

Forward-Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, TRACON’s and its collaboration partners’ plans to further develop product candidates; TRACON’s plans to further license out its platform, including the potential costs saving and other benefits related thereto; potential utility of product candidates; and TRACON’s business development strategy and goals, including the ability to enter into additional collaborations and licensing partnerships. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: the risk that TRACON’s cash runway will be less than currently anticipated; risks associated with clinical development and regulatory approval of novel pharmaceutical product candidates; whether TRACON or others will be able to complete or initiate clinical trials on TRACON’s expected timelines, if at all, including due to risks associated with geopolitical and macroeconomic events; the fact that future preclinical studies and clinical trials may not be successful or otherwise consistent with results from prior studies; the fact that TRACON has limited control over whether or when third party collaborators complete on-going trials or initiate additional trials of TRACON’s product candidates; the fact that TRACON’s collaboration agreements are subject to early termination; whether TRACON will be able to enter into additional collaboration agreements or licensing partnerships on favorable terms or at all; potential changes in regulatory requirements in the United States and foreign countries; TRACON’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; whether TRACON will be able to obtain additional financing; and other risks described in TRACON’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TRACON undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.